                                                                                Exhibit 99.1

Daseke Reports Revenue Increase of 91% for 2018

Addison,  Texas –  March 8,  2019 – Daseke, Inc. (NASDAQ: DSKE,  DSKEW) (or the “Company”),  the largest flatbed, specialized transportation and logistics solutions company in North America,  today reported financial results for the fourth quarter and full year ended December 31,  2018, and reaffirmed its 2019 financial outlook.

Fourth Quarter 2018 Summary vs. Fourth Quarter 2017

•	Revenue increased 74% to a record $447.0 million (up 13% on an Acquisition Adjusted[1] basis).
•

Net loss was $20.1 million, or $0.31 per share, basic and diluted ($0.33 net loss per share attributable to common stockholders, basic and diluted), compared to net income of $38.8 million, or $0.84 basic and $0.64 diluted per share ($0.82 basic and $0.62 diluted net income per share attributable to common stockholders).

•	Adjusted Net Income[2] for the fourth quarter 2018 was $3.4 million, or $0.05 per share, compared to Adjusted Net Loss[2] of $2.4 million, or $0.05 per share.
•	Adjusted EBITDA[3] increased 73% to $39.9 million (Acquisition Adjusted EBITDA[1],[3] up 7%). This represents the fifth consecutive quarter that year-over-year Adjusted EBITDA[3] growth has exceeded 50%.

Full Year 2018 Summary vs. Full Year 2017

•	Revenue increased 91% to a record $1.6 billion (up 14% on an Acquisition Adjusted[1] basis).
•

Net loss was $5.2 million, or $0.08 per share, basic and diluted ($0.16 net loss per share attributable to common stockholders basic and diluted), compared to net income of $27.0 million, or $0.72 basic and $0.68 diluted per share ($0.59 basic and $0.56 diluted net income per share attributable to common stockholders).

•	Adjusted Net Income[2] for 2018 was $39.5 million, or $0.64 per share, compared to Adjusted Net Income[2] of $1.4 million, or $0.04 per share.
•	Adjusted EBITDA[3] increased 90% to $174.3 million (Acquisition Adjusted EBITDA[1],[3] up 14%).

“As communicated in our recent pre-announcement, revenue and Adjusted EBITDA for the fourth quarter and full year 2018 met our expectations and resulted in another record year for the company,” said Don Daseke,  chairman and CEO. “Our results show the power of the platform we have built and our ability to drive organic growth.”

“Over the course of the last decade we have successfully executed on our strategy of building scale across the organization.  Today, we are the market leader with plenty of runway for growth and have consistently produced results aligned with our outlook,” Daseke continued, “I truly believe that we have only scratched the surface of our potential and I am excited for what the next decade will bring.”

Scott Wheeler, president and director added, “In 2018 we exceeded revenue and Adjusted EBITDA expectations, delivered exceptional organic growth and completed several great acquisitions. Our strategic plan for 2019 will be focused on driving continued organic growth, free cash flow generation and reducing net financial leverage. We expect to achieve this by maximizing the existing infrastructure we

1 See Non-GAAP Measures for  more information regarding Acquisition Adjusted measures.

2 See Non-GAAP Measures for  more information regarding Adjusted Net Income (Loss) measures.

3 See Non-GAAP Measures for  more information regarding Adjusted EBITDA measures.

have built, controlling costs, taking advantage of our scale, and ensuring that we have the people, processes and systems to succeed. I am confident in the organization’s ability to successfully execute on our strategic plan and I look forward to this next stage of growth.”

Fourth Quarter 2018 Financial Results

Revenue in the fourth quarter of 2018 increased 74% to $447.0 million compared to $257.2 million in the year-ago quarter. The increase was largely driven by four acquisitions made in 2018 and strong organic growth, with revenue on an Acquisition Adjusted1 basis up 13%.

Operating loss in the fourth quarter of 2018 was $8.3 million compared to a loss of $2.3 million in the year-ago quarter. Included in operating expenses for the fourth quarter of 2018 is $7.7 million of depreciation expense related to the net impact of the step-up in basis of acquired assets, $4.5 million for the amortization of intangibles and $11.1 million for the write-down of goodwill, for a total non-cash impact of $23.3 million.

Net loss for the fourth quarter of 2018 was $20.1 million, or $0.31 per share, compared to net income of $38.8 million, or $0.84 per share, in the year-ago quarter. Adjusted Net Income2, which is adjusted for acquisition or business combination related transaction expenses, non-cash asset impairments, amortization of intangible assets, the net impact of step-up in basis of acquired assets and the impact of the Tax Cuts and Jobs Act, was $3.4 million, compared to an Adjusted Net Loss2 of $1.4 million in the fourth quarter of 2017.

Adjusted EBITDA3 in the fourth quarter of 2018 increased 73% to $39.9 million compared to $23.1 million in the fourth quarter of 2017. Acquisition Adjusted EBITDA1,3 increased 7% to $39.9 million compared to $37.2 million in the fourth quarter of 2017.

Full Year 2018 Financial Results

Revenues in 2018 increased 91% to $1.6 billion compared to $846.3 million in 2017. The strong revenue growth was driven by the full benefit of the acquisitions completed in 2017, four acquisitions made in 2018 and strong organic growth with revenue on an Acquisition Adjusted1 basis up 14%.

Operating income increased significantly in 2018 to $21.9 million, up 212% from $7.0 million in 2017. Included in operating expenses for 2018 was $24.1 million of depreciation expense related to the net impact of the step-up in basis of acquired assets, $16.6 million for the amortization of intangibles and $13.9 million for the write-down of goodwill and intangibles, for a total non-cash impact of $54.6 million.

Net loss for 2018 was $5.2 million, or $0.08 per share, compared to net income of $27.0 million, or $0.72 per share, in 2017.  Adjusted Net Income2, which is adjusted for acquisition or business combination related transaction expenses, non-cash asset impairments, amortization of intangible assets, the net impact of step-up in basis of acquired assets and the impact of the Tax Cuts and Jobs Act, was $39.5 million, compared to an Adjusted Net Income2 of $1.4 million in 2017.

Adjusted EBITDA3 in 2018 increased 90% to $174.3 million compared to $91.9 million in 2017.  Acquisition Adjusted EBITDA1,3 increased 14% to $190.4 million compared to $166.3 million in 2017.

Segment Results

Flatbed Solutions - Flatbed Solutions revenue4 in the fourth quarter of 2018 increased 73% to $173.3 million4 compared to $100.3 million in the year-ago quarter. Operating income in the fourth quarter of 2018 was $4.5 million, up 27% from $3.5 million in the year-ago quarter. Adjusted EBITDA3 in the fourth quarter of 2018 increased 38% to $15.2 million compared to $11.0 million in the year-ago quarter. Rate per mile in the fourth quarter of 2018 was up 5% to $1.96, while flatbed revenue per tractor increased 5% to $41,800.

In 2018, Flatbed Solutions revenue4 increased 87% to $662.0 million compared to $354.1 million in 2017.  Operating income in 2018 increased 78% to $32.9 million compared to $18.5 million in 2017. Adjusted EBITDA3 in 2018 increased 45% to $70.2 million compared to $48.3 million in 2017.

Specialized Solutions - Specialized Solutions revenue4 in the fourth quarter of 2018 increased 75% to $277.9 million4 compared to $158.8 million in the year-ago quarter. Operating loss in the fourth quarter of 2018 was $1.0 million compared to operating income of $2.6 million in the year-ago quarter.  Adjusted EBITDA3 in the fourth quarter of 2018 increased 95% to $36.6 million compared to $18.8 million in the year-ago quarter. Rate per mile in the fourth quarter of 2018 was up 38% to $3.60 while  revenue per tractor increased 31% to $63,000.

In 2018,  Specialized Solutions revenue4 increased 93% to $965.1 million compared to $499.1 million in 2017. Operating income in 2018 increased 50% to $23.1 million, compared to $15.3 million in 2017.  Adjusted EBITDA3 in 2018 increased 110% to $134.6 million compared to $64.0 million in 2017.

Balance Sheet

At December 31, 2018, Daseke had cash and equivalents of $46.0 million, $87.8 million available under its revolving credit facility, net debt of $656.4 million and total liquidity available of $133.8 million. Additionally, at the end of 2018, working capital, excluding cash and acquisition-related earn-out liabilities, totaled $89.4 million, which was up 32% or $21.4 million versus the end of 2017. This compares to total revenue growth of 91% during the year.

2019 Outlook

In 2019, Daseke expects revenue to range between $1.8-$1.9 billion, up 12%-18% compared to $1.6 billion in 2018. Adjusted EBITDA4 is anticipated to range between $200-$210 million,  up 15%-20%  compared to $174.3 million in 2018, and compared to 2018 Acquisition Adjusted EBITDA1,3 of  $190.4 million.

Net capital expenditures are anticipated to range between $65-$70 million compared to $121 million in 2018.  The Company anticipates that approximately 70% of capital expenditures in 2019 will be invested in the first two quarters of the year.

By the end of 2019, leverage (as defined in the Company’s debt agreements) is expected to decline to a multiple of approximately 2.9 times Adjusted EBITDA (as defined in the Company’s debt agreements).

Please see the table at the end of this press release for a detailed view of the Company’s 2019 outlook.

4 Segment revenues are prior to eliminations.

Conference Call

Daseke will hold a conference call today at 11:00 a.m. Eastern time to discuss its fourth quarter and full year 2018 results.

Date: Friday,  March 8, 2019

Time: 11:00 a.m. Eastern time (10:00 a.m. Central time)

Toll-free dial-in number: 1-855-242-9918

International dial-in number: 1-414-238-9803

Conference ID: 8786319

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios at 1-949-574-3860.

The conference call will be broadcast live and available for replay  via the investor relations section of the company’s website at investor.daseke.com. Presentation materials will be posted at the time of the call at investor.daseke.com as well.

A replay of the conference call will be available after 2:00 p.m. Eastern time on the same day through March 22, 2019.

Toll-free replay number: 1-855-859-2056

International replay number: 1-404-537-3406

Replay ID: 8786319

About Daseke, Inc.

Daseke, Inc. is the leading consolidator and the largest flatbed and specialized transportation and logistics company in North America. Daseke offers comprehensive, best-in-class services to many of the world’s most respected industrial shippers through experienced people, a fleet of approximately 6,000 tractors and 13,000 flatbed and specialized trailers, and a million-plus square feet of industrial warehousing space. For more information, please visit www.daseke.com.

Use of Non-GAAP Measures

This news release includes non‐GAAP financial measures for Daseke and its operating segments, including Adjusted EBITDA, Adjusted Net Income  (Loss), and Acquisition Adjusted, revenue, net loss and EBITDA (Acquisition Adjusted Measures). Other companies in Daseke’s industry may define these non‐GAAP measures differently than Daseke does, and as a result, it may be difficult to use these non‐GAAP measures to compare the performance of those companies to Daseke’s performance. Daseke’s management does not consider these non‐GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP and instead relies primarily on Daseke’s GAAP results and uses non‐GAAP measures supplementally.

Daseke defines Adjusted EBITDA as net income (loss) plus (i) depreciation and amortization, (ii) interest expense, including other fees and charges associated with indebtedness, net of interest income, (iii)

income taxes, (iv) acquisition‐related transaction expenses (including due diligence costs, legal, accounting and other advisory fees and costs, retention and severance payments and financing fees and expenses), (v) stock‐based compensation, (vi) non‐cash impairments, and (vii) expenses related to the business combination that was consummated in February 2017 and related transactions.

Daseke defines Adjusted Net Income  (Loss) as net income (loss) adjusted for acquisition or business combination related transaction expenses, non-cash asset impairments, amortization of intangible assets, the net impact of step-up in basis of acquired assets and the impact of the revaluation of deferred taxes due to the tax rate change in the Tax Cuts and Jobs Act.

Daseke defines Acquisition Adjusted Measures as (a) our actual revenue, net loss or Adjusted EBITDA, as applicable, for the applicable measurement period and (b) the actual revenue, net loss or Adjusted EBITDA, as applicable, of each company acquired in 2017 and in 2018 (excluding the Kelsey Trail acquisition), as though those acquisitions were completed on the first date of the applicable measurement period, based on the company’s internal financial statements for the period prior to Daseke’s acquisition. These adjusted amounts (i) have not been prepared in accordance with the requirements of Regulation S‐X or any other securities laws relating to the presentation of pro forma financial information, (ii) do not reflect any pro forma adjustments, (iii) are presented for informational purposes only, (iv) are not necessarily indicative of what our results of operations would have been had such acquisitions been completed as though those acquisitions were completed on the first date of the applicable measurement period, and (v) do not purport to project our future operating results.

Daseke’s board of directors and executive management team use Adjusted EBITDA, Adjusted Net Income(Loss)  and Acquisition Adjusted Measures as key measures of its performance and for business planning.

Adjusted EBITDA, Adjusted Net Income  (Loss)  and Acquisition Adjusted Measures assist them in comparing Daseke’s operating performance over various reporting periods on a consistent basis because they remove from Daseke’s operating results the impact of items that, in their opinion, do not reflect Daseke’s core operating performance. Adjusted EBITDA, Adjusted Net Income  (Loss) and Acquisition Adjusted Measures also allows Daseke to more effectively evaluate its operating performance by allowing it to compare the results of operations against its peers without regard to its or its peers’ financing method or capital structure.

Daseke believes its presentation of Adjusted EBITDA, Adjusted Net Income  (Loss) and Acquisition Adjusted Measures is useful because they provide investors and industry analysts the same information that Daseke uses internally for purposes of assessing its core operating performance. However, Adjusted EBITDA, Adjusted Net Income(Loss) and Acquisition Adjusted Measures are not substitutes for, or more meaningful than, net income (loss), cash flows from operating activities, operating income or any other measure prescribed by GAAP, and there are limitations to using non‐GAAP measures such as Adjusted EBITDA, Adjusted Net Income(Loss) and Acquisition Adjusted Measures. Certain items excluded from Adjusted EBITDA, Adjusted Net Income(Loss) and Acquisition Adjusted Measures are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital, tax structure and the historic costs of depreciable assets. Adjusted EBITDA,  Adjusted Net

Income(Loss) and Acquisition Adjusted Measures should not be considered measures of the income generated by Daseke’s business or discretionary cash available to it to invest in the growth of its business.

You can find the reconciliation of these non‐GAAP measures to the nearest comparable GAAP measures in the Reconciliation of Non‐GAAP Measures tables below. We have not reconciled non‐GAAP forward looking measures to their corresponding GAAP measures because certain items that impact these measures are unavailable or cannot be reasonably predicted without unreasonable efforts.

Forward‐Looking Statements

This news release includes “forward‐looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward‐looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target,” “will” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Projected financial information, including our guidance outlook, are forward-looking statements. These forward‐looking statements are based on current information and expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward‐looking statements should not be relied upon as representing Daseke’s views as of any subsequent date, and we do not undertake any obligation to update forward‐looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. You should not place undue reliance on these forward‐looking statements. As a result of a number of known and unknown risks and uncertainties, actual results or performance may be materially different from those expressed or implied by these forward‐looking statements. Some factors that could cause actual results to differ include, but are not limited to, general economic and business risks (such as downturns in customers’ business cycles and disruptions in capital and credit markets), driver shortages and increases in driver compensation or owner‐operator contracted rates, loss of senior management or key operating personnel, Daseke’s ability to recognize the anticipated benefits of recent acquisitions, including the Aveda transaction, its ability to identify and execute future acquisitions successfully, seasonality and the impact of weather and other catastrophic events, fluctuations in the price or availability of diesel fuel, increased prices for, or decreases in the availability of, new revenue equipment and decreases in the value of used revenue equipment, Daseke’s ability to generate sufficient cash to service all of its indebtedness, restrictions in its existing and future debt agreements, increases in interest rates, changes in existing laws or regulations, including environmental and worker health safety laws and regulations and those relating to tax rates or taxes in general, the impact of governmental regulations and other governmental actions related to Daseke and its operations, litigation and governmental proceedings, and insurance and claims expenses. For additional information regarding known material factors that could cause our actual results to differ from those expressed in forward‐looking statements, please see Daseke’s filings with the Securities and Exchange Commission, available at www.sec.gov, including those described under “Risk Factors” In its annual report on Form 10-K.

Investor Relations:

Liolios Group

Cody Slach

Tel 1-949-574-3860

DSKE@liolios.com

Daseke, Inc. and Subsidiaries

Consolidated Balance Sheets

(In thousands, except share and per share data)

	December 31,	December 31,
	2018	2017
ASSETS
Current assets:
Cash and cash equivalents	$45,974	$90,679
Accounts receivable, net	209,206	127,368
Drivers’ advances and other receivables	5,461	4,792
Current portion of net investment in sales-type leases	16,213	10,979
Parts supplies	4,914	4,653
Prepaid and other current assets	26,282	28,240
Total current assets	308,050	266,711
Property and equipment, net	572,719	429,639
Intangible assets, net	208,791	93,120
Goodwill	258,365	302,702
Other long-term assets	42,943	33,496
Total assets	$1,390,868	$1,125,668
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$22,160	$12,488
Accrued expenses and other liabilities	46,542	25,876
Accrued payroll, benefits and related taxes	21,698	14,004
Accrued insurance and claims	18,059	12,644
Current portion of long-term debt	63,535	43,056
Other current liabilities	21,865	—
Total current liabilities	193,859	108,068
Line of credit	—	4,561
Long-term debt, net of current portion	622,650	569,740
Deferred tax liabilities	126,830	90,434
Other long-term liabilities	531	1,632
Total liabilities	943,870	774,435
Commitments and contingencies
Stockholders’ equity:
Series A convertible preferred stock, $0.0001 par value; 10,000,000 shares authorized; 650,000 shares issued with liquidation preference of $65,000 at December 31, 2018 and 2017, respectively	65,000	65,000
Common stock (par value $0.0001 per share); 250,000,000 shares authorized, 64,455,174 and 48,712,288 shares issued and outstanding at December 31, 2018 and 2017, respectively	6	5
Additional paid-in-capital	433,867	277,931
Retained earnings (accumulated deficit)	(51,005)	7,338
Accumulated other comprehensive income (loss)	(870)	959
Total stockholders’ equity	446,998	351,233
Total liabilities and stockholders’ equity	$1,390,868	$1,125,668

Daseke, Inc. and Subsidiaries

Consolidated Statements of Operations and Comprehensive Income (Loss)

(Unaudited)

(In thousands, except share and per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2018	2017	2018	2017
Revenues:
Freight	$320,065	$186,310	$1,162,193	$632,764
Brokerage	78,005	37,220	266,437	120,943
Logistics	11,499	11,503	42,764	22,074
Fuel surcharge	37,444	22,192	141,688	70,523
Total revenue	447,013	257,225	1,613,082	846,304
Operating expenses:
Salaries, wages and employee benefits	119,694	75,743	407,429	249,996
Fuel	37,431	29,326	141,097	93,749
Operations and maintenance	55,107	32,058	181,534	118,390
Communications	908	654	3,334	2,145
Purchased freight	158,655	76,309	588,603	225,254
Administrative expenses	17,095	9,214	58,385	33,233
Sales and marketing	1,074	540	3,369	1,965
Taxes and licenses	4,909	3,200	17,174	11,055
Insurance and claims	13,476	8,446	45,826	23,962
Acquisition-related transaction expenses	242	1,122	2,684	3,377
Depreciation and amortization	37,334	23,105	131,082	76,863
Gain on disposition of revenue property and equipment	(1,691)	(187)	(3,236)	(700)
Impairment	11,050	0	13,890	0
Total operating expenses	455,284	259,530	1,591,171	839,289
Income from operations	(8,271)	(2,305)	21,911	7,015
Other expense (income):
Interest income	(110)	(268)	(1,323)	(398)
Interest expense	12,259	8,492	45,505	29,556
Write-off of unamortized deferred financing fees	0	0	0	3,883
Other	1,300	(493)	(1,162)	(740)
Total other expense	13,449	7,731	43,020	32,301
Income (loss) before provision (benefit) for income taxes	(21,720)	(10,036)	(21,109)	(25,286)
Provision (benefit) for income taxes	(1,664)	(48,834)	(15,922)	(52,282)
Net income (loss)	(20,056)	38,798	(5,187)	26,996
Other comprehensive income (loss):
Unrealized income on interest rate swaps	0	0	0	52
Foreign currency translation adjustments, net of tax expense (benefit) of $(341), $(39), $(487) and $517, respectively	(1,295)	(73)	(1,829)	959
Comprehensive income (loss)	(21,351)	38,725	(7,016)	28,007
Net income (loss)	(20,056)	38,798	(5,187)	26,996
Less dividends to Series A convertible preferred stockholders	(1,239)	(1,239)	(4,956)	(4,158)
Less dividends to Series B convertible preferred stockholders	0	0	0	(806)
Net income (loss) attributable to common stockholders	$(21,295)	$37,559	$(10,143)	$22,032
Net income (loss) per common share:
Basic	$(0.33)	$0.82	$(0.16)	$0.59
Diluted	$(0.33)	$0.62	$(0.16)	$0.56
Weighted-average common shares outstanding:
Basic	65,337,726	45,906,251	61,654,820	37,592,549
Diluted	65,337,726	60,897,112	61,654,820	39,593,701
Dividends declared per Series A convertible preferred share	$1.91	$1.91	$7.63	$6.40
Dividends declared per Series B convertible preferred share	$0	$0	$0	$12.50

Daseke, Inc. and Subsidiaries

Supplemental Information: Flatbed Solutions

(Unaudited)

(In thousands, except operating statistics data)

	Three Months Ended December 31,
	2018		2017		Increase (Decrease)
	$	%	$	%	$	%

REVENUE(1):
Freight	$124,046	71.6	$75,922	75.7	$48,124	63.4
Brokerage	28,178	16.3	12,903	12.9	15,275	118.4
Logistics	756	0.4	192	0.2	564	293.8
Fuel surcharge	20,342	11.7	11,295	11.3	9,047	80.1
Total revenue	173,322	100.0	100,312	100.0	73,010	72.8

OPERATING EXPENSES(1):
Total operating expenses	168,866	97.4	96,806	96.5	72,060	74.4
Operating ratio	97.4%		96.5%
Adjusted operating ratio	96.4%		95.8%
INCOME FROM OPERATIONS	$4,456	2.6	$3,506	3.5	$950	27.1

OPERATING STATISTICS:
Total miles	63,378,975		40,637,705		22,741,270	56.0
Company-operated tractors, at quarter-end	1,374		1,155		219	19.0
Owner-operated tractors, at quarter-end	1,592		1,392		200	14.4
Number of trailers, at quarter-end	5,141		4,573		568	12.4

Company-operated tractors, average for the quarter	1,370		1,149		221	19.2
Owner-operated tractors, average for the quarter	1,600		778		822	105.7

* indicates not meaningful.

(1) Includes intersegment revenues and expenses, as applicable, which are eliminated in the Company’s consolidated results.

Daseke, Inc. and Subsidiaries

Supplemental Information: Flatbed Solutions

(Unaudited)

(In thousands, except operating statistics data)

	Year Ended December 31,
	2018		2017		Increase (Decrease)
	$	%	$	%	$	%

REVENUE(1):
Freight	$477,722	72.2	$276,592	78.1	$201,130	72.7
Brokerage	104,184	15.7	40,882	11.5	63,302	154.8
Logistics	2,987	0.5	192	0.1	2,795	*
Fuel surcharge	77,110	11.6	36,440	10.3	40,670	111.6
Total revenue	662,003	100.0	354,106	100.0	307,897	87.0

OPERATING EXPENSES(1):
Total operating expenses	629,085	95.0	335,645	94.8	293,440	87.4
Operating ratio	95.0%		94.8%
Adjusted operating ratio	94.0%		93.8%
INCOME FROM OPERATIONS	$32,918	5.0	$18,461	5.2	$14,457	78.3

OPERATING STATISTICS:
Total miles	243,794,226		152,956,123		90,838,103	59.4
Company-operated tractors, at period-end	1,374		1,155		219	19.0
Owner-operated tractors, at period-end	1,592		1,392		200	14.4
Number of trailers, at period-end	5,141		4,573		568	12.4

Company-operated tractors, average for the period	1,205		1,156		49	4.2
Owner-operated tractors, average for the period	1,543		535		1,008	188.4

* indicates not meaningful.

(1) Includes intersegment revenues and expenses, as applicable, which are eliminated in the Company’s consolidated results.

Daseke, Inc. and Subsidiaries

Supplemental Information: Specialized Solutions

(Unaudited)

(In thousands, except operating statistics data)

	Three Months Ended December 31,
	2018		2017		Increase (Decrease)
	$	%	$	%	$	%

REVENUE(1):
Freight	$199,333	71.7	$112,022	70.5	$87,311	77.9
Brokerage	50,269	18.1	24,405	15.4	25,864	106.0
Logistics	10,799	3.9	11,346	7.1	(547)	(4.8)
Fuel surcharge	17,526	6.3	11,070	7.0	6,456	58.3
Total revenue	277,927	100.0	158,843	100.0	119,084	75.0

OPERATING EXPENSES(1):
Total operating expenses	278,941	100.4	156,254	98.4	122,687	78.5
Operating ratio	100.4%		98.4%
Adjusted operating ratio	93.6%		97.5%
INCOME FROM OPERATIONS	$(1,014)	(0.4)	$2,589	1.6	$(3,603)	(139.2)

OPERATING STATISTICS:
Total miles	55,403,642		42,825,390		12,578,252	29.4
Company-operated tractors, at quarter-end	2,511		2,063		448	21.7
Owner-operated tractors, at quarter-end	670		664		6	0.9
Number of trailers, at quarter-end	8,683		6,664		2,019	30.3

Company-operated tractors, average for the quarter	2,483		1,828		655	35.8
Owner-operated tractors, average for the quarter	683		525		158	30.1

* indicates not meaningful.

(1) Includes intersegment revenues and expenses, as applicable, which are eliminated in the Company’s consolidated results.

Daseke, Inc. and Subsidiaries

Supplemental Information: Specialized Solutions

(Unaudited)

(In thousands, except operating statistics data)

	Year Ended December 31,
	2018		2017		Increase (Decrease)
	$	%	$	%	$	%

REVENUE(1):
Freight	$696,045	72.1	$362,277	72.6	$333,768	92.1
Brokerage	163,092	16.9	80,225	16.1	82,867	103.3
Logistics	39,927	4.1	21,940	4.4	17,987	82.0
Fuel surcharge	66,000	6.8	34,690	7.0	31,310	90.3
Total revenue	965,064	100.0	499,132	100.0	465,932	93.3

OPERATING EXPENSES(1):
Total operating expenses	942,013	97.6	483,787	96.9	458,226	94.7
Operating ratio	97.6%		96.9%
Adjusted operating ratio	93.4%		95.1%
INCOME FROM OPERATIONS	$23,051	2.4	$15,345	3.1	$7,706	50.2

OPERATING STATISTICS:
Total miles	218,717,604		137,793,272		80,924,332	58.7
Company-operated tractors, as of year-end	2,511		2,063		448	21.7
Owner-operated tractors, as of year-end	670		664		6	0.9
Number of trailers, as of year-end	8,683		6,664		2,019	30.3

Company-operated tractors, average for the year	2,251		1,488		763	51.3
Owner-operated tractors, average for the year	634		353		281	79.6

* indicates not meaningful.

(1) Includes intersegment revenues and expenses, as applicable, which are eliminated in the Company’s consolidated results.

Daseke, Inc. and Subsidiaries

Reconciliation of Non-GAAP Measures - Adjusted EBITDA

(Unaudited)

(In thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017

Net income (loss)	$(20,056)	$38,798	$(5,187)	$26,996
Depreciation and amortization	37,334	23,105	131,082	76,863
Interest income	(110)	(268)	(1,323)	(398)
Interest expense	12,259	8,492	45,505	29,556
Write-off of unamortized deferred financing fees	—	—	—	3,883
Income tax provision (benefit)	(1,664)	(48,834)	(15,922)	(52,282)
Acquisition-related transaction expenses	241	1,122	2,684	3,377
Impairment of goodwill and intangibles	11,050	—	13,890	—
Stock based compensation	869	674	3,585	1,875
Expenses related to the Business Combination and related transactions	—	—	—	2,034
Adjusted EBITDA	$39,923	$23,089	$174,314	$91,904

Daseke, Inc. and Subsidiaries

Reconciliation of Non-GAAP Measures - Adjusted EBITDA by Segment

(Unaudited)

(In thousands)

	Three Months Ended				Three Months Ended
	December 31, 2018				December 31, 2017
	Flatbed	Specialized	Corporate	Consolidated	Flatbed	Specialized	Corporate	Consolidated
Net income (loss)	$798	$(16,242)	$(4,612)	$(20,056)	$13,267	$20,691	$4,840	$38,798
Corporate allocation	11,084	19,723	(30,807)	—	12,316	13,580	(25,896)	—
Income (loss) before corporate allocation	11,882	3,481	(35,419)	(20,056)	25,583	34,271	(21,056)	38,798
Depreciation and amortization	10,285	26,966	83	37,334	7,254	15,817	34	23,105
Net interest expense	2,514	3,102	6,533	12,149	1,793	2,410	4,021	8,224
Provision (benefit) for income taxes	(9,741)	(8,496)	16,573	(1,664)	(23,827)	(33,983)	8,976	(48,834)
Acquisition-related transaction expenses	—	—	241	241	—	8	1,114	1,122
Impairment of goodwill	—	11,050	—	11,050	—	—	—	—
Stock based compensation	222	467	180	869	215	320	139	674
Adjusted EBITDA before corporate allocation	15,162	36,570	(11,809)	39,923	11,018	18,843	(6,772)	23,089
Less corporate allocation	11,084	19,723	(30,807)	—	12,316	13,580	(25,896)	—
Adjusted EBITDA	$4,078	$16,847	$18,998	$39,923	$(1,298)	$5,263	$19,124	$23,089

Daseke, Inc. and Subsidiaries

Reconciliation of Non-GAAP Measures - Adjusted EBITDA by Segment

(Unaudited)

(In thousands)

	Year Ended				Year Ended
	December 31, 2018				December 31, 2017
	Flatbed	Specialized	Corporate	Consolidated	Flatbed	Specialized	Corporate	Consolidated
Net income (loss)	$21,032	$364	$(26,583)	$(5,187)	$19,817	$26,814	$(19,635)	$26,996
Corporate allocation	11,084	19,723	(30,807)	—	12,316	13,580	(25,896)	—
Income (loss) before corporate allocation	32,116	20,087	(57,390)	(5,187)	32,133	40,394	(45,531)	26,996
Depreciation and amortization	36,099	94,818	165	131,082	29,183	47,531	149	76,863
Net interest expense	8,295	11,155	24,732	44,182	7,079	8,353	13,726	29,158
Write-down of deferred financing fees	—	—	—	—	—	—	3,883	3,883
Provision (benefit) for income taxes	(7,221)	(7,445)	(1,256)	(15,922)	(20,652)	(33,102)	1,472	(52,282)
Acquisition-related transaction expenses	7	30	2,647	2,684	—	8	3,369	3,377
Impairment of goodwill and intangibles	—	13,890	—	13,890	—	—	—	—
Stock based compensation	929	2,018	638	3,585	610	818	447	1,875
Merger transaction expenses	—	—	—	—	—	—	2,034	2,034
Adjusted EBITDA before corporate allocation	70,225	134,553	(30,464)	174,314	48,353	64,002	(20,451)	91,904
Less corporate allocation	11,084	19,723	(30,807)	—	12,316	13,580	(25,896)	—
Adjusted EBITDA	$59,141	$114,830	$343	$174,314	$36,037	$50,422	$5,445	$91,904

Daseke, Inc. and Subsidiaries

Reconciliation of Non-GAAP Measures - Acquisition Adjusted EBITDA

(Unaudited)

(In thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017

Net income (loss)	$(20,056)	$35,746	$(6,875)	$31,614
Depreciation and amortization	37,334	33,692	142,475	129,711
Net interest expense	12,149	11,542	47,771	40,575
Write-off of unamortized deferred financing fees	0	0	0	3,883
Income tax provision (benefit)	(1,664)	(45,686)	(15,458)	(47,322)
Acquisition-related transaction expenses	241	1,228	4,149	3,477
Impairment of goodwill and intangibles	11,050	0	13,890	0
Stock based compensation	869	698	4,413	2,324
Merger transaction expenses	0	0	0	2,034
Acquisition Adjusted EBITDA	$39,923	$37,220	$190,365	$166,296

Daseke, Inc. and Subsidiaries

Reconciliation of Net income (loss) to Adjusted Net Income (Loss)

(Unaudited)

(In thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2018	2017	2018	2017

Net income (loss)	$(20,056)	$38,798	$(5,187)	$26,996
Add (deduct):
Acquisition-related tranaction expenses	241	1,122	2,684	3,377
Impairment of goodwill and intangibles	11,050	—	13,890	—
Expenses related to the Business Combination	—	—	—	2,034
Amortization of intangible assets	4,467	2,046	16,643	6,695
Net impact of step-up in basis of acquired assets	7,681	1,670	24,095	8,356
Impact of TCJA(1) tax rate change	—	(46,068)	(12,611)	(46,068)
Adjusted Net Income (Loss)	$3,383	$(2,432)	$39,514	$1,390

(1)  Tax Cuts and Jobs Act

Daseke, Inc. and Subsidiaries

Reconciliation of Working Capital to Adjusted Working Capital

(Unaudited)

(In thousands)

	December 31,
	2018	2017

Current assets	$308,050	$266,711
Less: Current liabilities	193,859	108,068

Working capital	114,191	158,643
Less: Cash	45,974	90,679
Add: Aveda earn-out liability	21,165	—

Adjusted Working Capital	$89,382	$67,964

Daseke, Inc. and Subsidiaries

Reconciliation of Non-GAAP Measures - Adjusted EBITDA, 2019 Outlook

(Unaudited)

(In thousands)

	Year Ended
	December 31, 2019
	Low	High

Net loss	$(17,000)	$(9,000)
Depreciation and amortization	159,000	159,000
Net interest expense	52,000	52,000
Provision for income taxes	2,000	4,000
Acquisition-related transaction expenses	—	—
Stock based compensation	4,000	4,000
Adjusted EBITDA	$200,000	$210,000

Other items:
Cash tax expense	$2,000
Preferred dividends	$5,000
Cash interest expense	$52,000
Investment in working capital	$9,000
Net impact of step-up in basis of acquired assets (included in above table)	$31,000
Amortization of intangible assets (included in above table)	$18,000
Assumed Fed Rate increases for interest expense	50bps
Total tax rate used	25%
Rate growth assumption	2.5%
Miles growth assumption	3.2%